May 25, 2022

ToughBuilt Industries, Inc.

25371 Commercentre Drive, Suite 200

Lake Forest, CA 92630

Re:	Registration Statement on Form S-1 (Reg. No. 333-264930)

Ladies and Gentlemen:

We have acted as counsel to ToughBuilt Industries, Inc., a Nevada corporation (the “Company”), in connection with the filing of a registration statement on Form S-1 (Reg. No. 333-264930) (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance and sale by the Company of (i) up to $10,000,000 of: (a) units (the “Common Units”), each consisting of one share of its common stock, par value $0.0001 per share (“Shares”), and one warrant to purchase one Share (the “Common Stock Warrants”) and (b) pre-funded units (the “Pre-Funded Units” and together with the Common Units, the “Units”), each consisting of one pre-funded warrant to purchase one Share (the “Pre-Funded Warrants”) and one Common Stock Warrant, (ii) up to $750,000 in warrants to purchase Shares (the “Placement Agent Warrants” and, together with the Common Stock Warrants and Pre-Funded Warrants, the “Warrants”), and (iii) the Shares issuable upon exercise of the Warrants (the “Warrant Shares”). The Units, the Pre-Funded Units, the Warrants, the Warrant Shares, and the Shares underlying the Units are collectively referred to herein as the “Securities.”

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; and (v) the certificates representing the Securities will be duly executed and delivered.

We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

We express no opinion herein as to the laws of any state or jurisdiction other than Chapter 78 of the Nevada Revised Statutes (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or obligations referred to therein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. We express no opinion as to the enforceability of any indemnification provision, or as to the enforceability of any provision that may be deemed to constitute liquidated damages.

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ToughBuilt Industries, Inc.

May 25, 2022

Based upon and subject to the foregoing, we are of the opinion that (i) the Shares have been duly authorized and, when issued and delivered against payment therefor in the circumstances contemplated by the form of securities purchase agreement most recently filed as an exhibit to the Registration Statement, will be validly issued, fully paid and non-assessable, (ii) when the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor in the circumstances contemplated by the form of securities purchase agreement or engagement agreement, as the case may be, most recently filed as an exhibit to the Registration Statement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, (iii) the Warrant Shares, when issued and delivered against payment therefor upon the exercise of the Warrants in accordance with the terms therein, will be duly authorized, validly issued, fully paid and non-assessable and (iv) when the Securities underlying the Units have been duly executed and delivered against payment therefor in the circumstances contemplated by the form of securities purchase agreement therefor most recently filed as an exhibit to the Registration Statement, then the Units (including Securities underlying the Units) will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Sections 7 and 11 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

This opinion letter is given to you solely for use in connection with the offer and sale of the Securities while the Registration Statement is in effect and is not to be relied upon for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement.

Very truly yours,

/s/ Carmel, Milazzo & Feil LLP
Carmel, Milazzo & Feil LLP

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